Exhibit 99.02

CADENCE REPORTS THIRD QUARTER 2015
CADENCE DESIGN SYSTEMS, INC.

CFO Commentary October 26, 2015		Q3 2015 KEY METRICS
Beginning this quarter, Cadence is posting a copy of this CFO Commentary along with the earnings press release and the financial schedules to the Cadence Investor Relations website at cadence.com. This commentary is offered to provide investors and analysts further insight into Cadence's financial results in advance of the quarterly conference call.

The Cadence Q3 2015 Financial Results Conference Call will begin today, October 26, 2015 at 2:00pm PT / 5:00pm ET.

The earnings call will include Cadence President & CEO Lip-Bu Tan’s comments followed by brief financial highlights from SVP and CFO Geoff Ribar and then a CEO and CFO question and answer session.

• Revenue $434 million, +8% y/y.

• GAAP operating margin 18%.

• Non-GAAP operating margin 27%.

• GAAP EPS 25 cents.

• Non-GAAP EPS 28 cents, +8% y/y.

• Operating cash flow $87 million.

• Cash and short-term investments $711 million.

Q3 Key Takeaways
• Strong execution in a challenging environment.	• Have begun shipping next-generation emulation platform.
• Repurchased 5.9 million shares for $120 million.	• Increased non-GAAP operating margin and non-GAAP EPS outlook for 2015.

Cadence Q3 2015 Financial Results | CFO Commentary | October 26, 2015 Cadence Investor Relations Investor_relations@cadence.com

October 26, 2015	Cadence Q3 2015 Financial Results	1

Cadence Design Systems, Inc.

CADENCE REPORTS THIRD QUARTER 2015 RESULTS
CFO COMMENTARY
October 26, 2015

Third Quarter 2015 Financial Results

Revenue Analysis

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
(In Thousands)	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

Product & Maintenance	$374,110	$393,223	$383,637	$384,951	$396,867
Services	26,386	29,875	27,729	30,932	36,896
Total Revenue	$400,496	$423,098	$411,366	$415,883	$433,763
Y/Y Growth	9%	12%	9%	10%	8%

•	Q3 revenue exceeded our expectations due to the timing of certain transactions that were anticipated to occur in Q4 but actually occurred in Q3.

Revenue Mix by Geography

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
(% of Total Revenue)	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

Americas	46%	47%	47%	48%	48%
Asia	22%	22%	24%	23%	25%
Europe, Middle East and Africa	21%	21%	19%	20%	18%
Japan	11%	10%	10%	9%	9%
Total	100%	100%	100%	100%	100%

Revenue Mix by Product Group

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
(% of Total Revenue)	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

Functional Verification	23%	21%	23%	21%	23%
Digital IC Design and Signoff	29%	28%	28%	29%	28%
Custom IC Design	27%	28%	27%	27%	26%
System Interconnect and Analysis	10%	11%	11%	11%	10%
IP	11%	12%	11%	12%	13%
Total	100%	100%	100%	100%	100%

•	Functional Verification includes both our software and hardware products.

October 26, 2015	Cadence Q3 2015 Financial Results	2

Cadence Design Systems, Inc.

Contract Duration

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
(Years)	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

Weighted Average Contract Life	2.6	2.3	2.5	2.4	2.4

•	Target weighted average contract life on an annual basis is 2.4 to 2.6 years for 2015.

Total Costs and Expenses

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
(In Thousands)	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

Total GAAP Costs & Expenses	$346,447	$348,312	$362,081	$339,479	$355,862
Y/Y Growth	9%	3%	8%	-1%	3%
Total Non-GAAP Costs & Expenses	$291,366	$304,235	$315,180	$300,332	$316,208
Y/Y Growth	5%	8%	7%	4%	9%

Employees

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

Headcount	6,082	6,106	6,260	6,405	6,567

•Headcount was up 162 from Q2 primarily due to hiring in R&D and technical field positions.

Total Operating Margin

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

GAAP Operating Margin	13.5%	17.7%	12.0%	18.4%	18.0%
Non-GAAP Operating Margin	27.2%	28.1%	23.4%	27.8%	27.1%

Earnings Per Share

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

GAAP Net Income Per Share	$0.12	$0.21	$0.12	$0.19	$0.25
Y/Y Growth	-8%	62%	9%	138%	108%
Non-GAAP Net Income Per Share	$0.26	$0.27	$0.23	$0.27	$0.28
Y/Y Growth	24%	17%	15%	29%	8%

October 26, 2015	Cadence Q3 2015 Financial Results	3

Cadence Design Systems, Inc.

Total DSO

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

DSO	25	27	30	29	28

•	DSO target is 30 days for 2015.

•	As of quarter end one customer accounted for approximately 13% of total receivables.

Balance Sheet and Cash Review

Cash Flow from Operating Activities

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
(In Thousands)	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

Net Cash from Operating Activities	$87,692	$132,067	$46,688	$121,754	$86,907

•	Operating cash flow guidance for 2015 is approximately $360 million.

Capital Expenditures

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
(In Thousands)	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

Capital Expenditures	$10,243	$11,852	$7,520	$16,547	$10,026

•	Capital expenditures are primarily for IT equipment and business systems software, and facility costs.

•	Capital expenditures are expected to total approximately $45 million for 2015.

Cash and Short-Term Investments

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
(In Thousands)	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

Cash and Short-Term Investments	$595,453	$1,022,606	$980,376	$744,411	$711,195

•Approximately 34 percent of our cash and short-term investments were in the U.S. at quarter-end.

Stock Repurchase

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
(In Thousands, Except Share Price)	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

Share Repurchase	$37,543	$37,542	$36,797	$56,279	$120,059
Number of Shares	2,154	2,107	2,001	2,887	5,856
Average Share Price	$17.43	$17.82	$18.39	$19.49	$20.50

October 26, 2015	Cadence Q3 2015 Financial Results	4

Cadence Design Systems, Inc.

Fourth Quarter 2015 Financial Outlook

			Current
	Q4 2014A	Q3 2015A	Q4 2015E

Total Revenue ($ Million)	$423.1	$433.8	$434 - $444
Q/Q Growth	6%	4%	0% - 2%
Y/Y Growth	12%	8%	3% - 5%

GAAP Operating Margin	18%	18%	18% - 19%

Non-GAAP Operating Margin	28%	27%	27% - 28%

GAAP EPS	$0.21	$0.25	$0.20 - $0.22

Non-GAAP EPS	$0.27	$0.28	$0.28 - $0.30
Q/Q Growth	4%	4%	0% - 7%
Y/Y Growth	17%	8%	4% - 11%

Fiscal Year 2015 Financial Outlook

		Previous	Current
	FY 2014A	FY 2015E	FY 2015E

Total Bookings ($ Billion)	$1.778	$1.870 - $1.930	$1.870 - $1.930
Y/Y Growth	12%	5% - 9%	5% - 9%

Average Contract Life (Years)	2.4	2.4 - 2.6	2.4 - 2.6

Recurring Revenue	>90%	>90%	>90%

Total Revenue ($ Billion)	$1.581	$1.685 - $1.715	$1.695 - $1.705
Y/Y Growth	8%	7% - 8%	7% - 8%

Revenue from Backlog	70%	~70%	~70%

GAAP Operating Margin	13.1%	15% - 16%	16% - 17%

Non-GAAP Operating Margin	25.3%	25% - 26%	26% - 27%

Non-GAAP Other Income & Exp ($ Million)	($12.7)	($25) - ($19)	($16) - ($12)

Non-GAAP Tax Rate	26%	23%	23%

Weighted Average Diluted Shares Outstanding (Million)	306.8	308 - 314	311 - 315

GAAP EPS	$0.52	$0.63 - $0.69	$0.75 - $0.77

Non-GAAP EPS	$0.94	$1.00 - $1.06	$1.06 - $1.08
Y/Y Growth	9%	6% - 13%	13% - 15%

Cash Flow from Operations ($ Million)	$316.7	~360	~360

DSO	27	~30	~30

Capital Expenditures ($ Million)	$39.8	~$40	~$45

October 26, 2015	Cadence Q3 2015 Financial Results	5

Cadence Design Systems, Inc.

Forward Looking Statements
The statements in this CFO Commentary contain forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence’s customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.

For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation
Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this CFO Commentary with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance. See our earnings press release issued today for further discussion of our non-GAAP financial measures, as well as the reconciliation provided in the Appendix to this CFO Commentary.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides supplemental information to Cadence’s management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence’s business from the same perspective as Cadence’s management, including forecasting and budgeting.

October 26, 2015	Cadence Q3 2015 Financial Results	6

Cadence Design Systems, Inc.

APPENDIX
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

Reconciliation of GAAP Total Expenses to Non-GAAP Total Expenses

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
(In Thousands)	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

GAAP total costs and expenses	$346,447	$348,312	$362,081	$339,479	$355,862

Reconciling items to non-GAAP total costs & expenses
Amortization of acquired intangibles	(16,387)	(17,559)	(16,404)	(16,224)	(15,794)
Stock-based compensation expense	(22,877)	(22,974)	(21,861)	(21,703)	(24,117)
Non-qualified deferred compensation (expenses) credits	104	(409)	(527)	(37)	1,508
Restructuring and other (charges) credits	(11,027)	1,145	(4,359)	498	(303)
Acquisition and integration-related costs	(4,435)	(4,280)	(3,750)	(1,681)	(948)
Special charges *	(459)	—	—	—	—
Non-GAAP total costs and expenses	$291,366	$304,235	$315,180	$300,332	$316,208

+ The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

* Comprised of costs related to a voluntary retirement program.

October 26, 2015	Cadence Q3 2015 Financial Results	7

Cadence Design Systems, Inc.

Reconciliation of GAAP Operating Margin as Percent of Total Revenue to Non-GAAP Operating Margin as Percent of Total Revenue

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

GAAP operating margin as percent of total revenue	13%	18%	12%	18%	18%

Reconciling items to non-GAAP operating margin as a percent of total revenue
Amortization of acquired intangibles	4%	4%	4%	4%	4%
Stock-based compensation expense	6%	5%	5%	5%	5%
Non-qualified deferred compensation expenses (credits)	0%	0%	0%	0%	0%
Restructuring and other charges (credits)	3%	0%	1%	0%	0%
Acquisition and integration-related costs	1%	1%	1%	1%	0%
Special charges *	0%	0%	0%	0%	0%
Non-GAAP operating margin as percent of total revenue	27%	28%	23%	28%	27%

+ The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

* Comprised of costs related to a voluntary retirement program.

October 26, 2015	Cadence Q3 2015 Financial Results	8

Cadence Design Systems, Inc.

Reconciliation of GAAP Diluted Net Income Per Share to Non-GAAP Diluted Net Income Per Share

	Q3 2014	Q4 2014	Q1 2015	Q2 2015	Q3 2015
(In Thousands, Except Per Share Data)	27-Sep-14	03-Jan-15	04-Apr-15	04-Jul-15	03-Oct-15

Diluted net income per share on a GAAP basis	$0.12	$0.21	$0.12	$0.19	$0.25
Amortization of acquired intangibles	0.05	0.06	0.05	0.05	0.05
Stock-based compensation expense	0.07	0.07	0.07	0.07	0.08
Non-qualified deferred compensation expenses (credits)	—	—	—	—	(0.01)
Restructuring and other charges (credits)	0.04	—	0.01	—	—
Acquisition and integration-related costs	0.02	0.01	0.01	—	—
Special charges *	—	—	—	—	—
Amortization of debt discount on convertible notes	0.01	0.01	0.02	0.01	—
Other income or expense related to investments and non-qualified deferred compensation plan assets **	0.01	—	—	—	—
Income tax effect of non-GAAP adjustments	(0.06)	(0.09)	(0.05)	(0.05)	(0.09)
Diluted net income per share on a non-GAAP basis †	$0.26	$0.27	$0.23	$0.27	$0.28

Shares used in calculation of diluted net income per share - GAAP ***	309,995	310,273	311,847	313,665	313,186
Shares used in calculation of diluted net income per share - non-GAAP ***	309,995	310,273	311,847	313,665	313,186

† The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

* Comprised of costs related to a voluntary retirement program.

** Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

*** Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

October 26, 2015	Cadence Q3 2015 Financial Results	9